UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2019

FGL HOLDINGS

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor

Boundary Hall, Cricket Square

Grand Cayman, Cayman Islands

KY1-1102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1 (345) 947-5614

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $.0001 per share	FG	New York Stock Exchange
Warrants to purchase ordinary shares	FG WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Investment Management Agreements.

FGL Holdings and certain of its subsidiaries (together, the “Company”) entered into amended and restated investment management agreements (each an “IMA” and together the “IMAs”) with Blackstone ISG-I Advisors LLC (“BIS”), an indirect, wholly owned subsidiary of The Blackstone Group Inc. (“Blackstone”). The IMAs are dated as of December 31, 2019 and are effective as of October 1, 2019. The IMAs amend and restate investment management agreements entered into between November 2017 and March 2018. As of March 27, 2019, funds or accounts managed by affiliates of Blackstone owned 19.8% of the Company’s outstanding ordinary shares.

Pursuant to the IMAs, BIS supervises and directs the investment and reinvestment with respect to the assets in the Company’s general accounts or other accounts on a discretionary basis, subject to applicable investment restrictions and guidelines. BIS may delegate any or all of its discretionary investment, advisory and other rights, powers, functions and obligations under the IMAs to one or more sub-managers, including its affiliates.

The management fee payable by the Company to BIS under the IMAs will be calculated and paid quarterly, based on the average month-end net asset values of the Company’s accounts managed by BIS in such quarter (“Aggregate AUM”), such that BIS’s per annum management fee will be 0.30% on Aggregate AUM up to $25 billion, 0.24% on Aggregate AUM above $25 billion and up to $75 billion and 0.22% on Aggregate AUM above $75 billion. This compares to a management fee of 0.30% on all Aggregate AUM under the original investment management agreements. FGL Holdings may pay (directly or indirectly) some or all of such management fees on behalf of its subsidiaries.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Investment Management Agreement dated as of December 31, 2019 and effective as of October 1, 2019 by and between FGL Holdings and Blackstone ISG-I Advisors L.L.C.

10.2

Amended and Restated Investment Management Agreement dated as of December 31, 2019 and effective as of October 1, 2019 by and between Fidelity & Guaranty Life Insurance Company and Blackstone ISG-I Advisors L.L.C.

10.3	Amended and Restated Investment Management Agreement dated as of December 31, 2019 and effective as of October 1, 2019 by and between FGL US Holdings Inc. and Blackstone ISG-I Advisors L.L.C.

10.4

Amended and Restated Investment Management Agreement dated as of December 31, 2019 and effective as of October 1, 2019 by and between Fidelity & Guaranty Life Holdings, Inc. and Blackstone ISG-I Advisors L.L.C.

10.5	Amended and Restated Investment Management Agreement dated as of December 31, 2019 and effective as of October 1, 2019 by and between CF Bermuda Holdings Limited and Blackstone ISG-I Advisors L.L.C.

10.6	Amended and Restated Investment Management Agreement dated as of December 31, 2019 and effective as of October 1, 2019 by and between Front Street Re (Cayman) Ltd and Blackstone ISG-I Advisors L.L.C.

10.7	Amended and Restated Investment Management Agreement dated as of December 31, 2019 and effective as of October 1, 2019 by and between F & G Life Re Ltd and Blackstone ISG-I Advisors L.L.C.

10.8	Amended and Restated Investment Management Agreement dated as of December 31, 2019 and effective as of October 1, 2019 by and between F & G Reinsurance Ltd and Blackstone ISG-I Advisors L.L.C.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2020	FGL HOLDINGS

	By:	/s/ Eric L. Marhoun
	Name:	Eric L. Marhoun
	Title:	General Counsel and Secretary